Exhibit 10.3

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (this “Agreement”) is executed and effective this __ day of February, 2014 (the “Effective Date”), by and among Partners for Growth III, L.P., a Delaware limited partnership corporation (“PFG”) with its principal place of business at 150 Pacific Avenue, San Francisco, California 94111, and each of Advanced Photonix, Inc., a Delaware corporation and Picometrix, LLC, a Delaware limited liability company, each with its principal place of business at 2925 Boardwalk, Ann Arbor, MI 48104 (individually and collectively, jointly and severally, “Borrower”).

RECITALS

A.           PFG and Borrower have entered into that certain Loan and Security Agreement, dated as of February 8, 2013 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”), pursuant to which PFG has made available to Borrower, among other credit accommodations, a term loan in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) (the “Loan”).

B.           Borrower is currently in default of Section 5 of the Schedule to the Loan Agreement for failing to comply with the minimum EBITDA financial covenant for the month ending December 31, 2013 (the “Existing Event of Default”).

C.           Borrower has requested that PFG forbear from exercising its rights and remedies under the Loan Agreement as a result of the Existing Event of Default during the Forbearance Period (as hereinafter defined).

NOW, THEREFORE, in consideration of the agreements and covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Incorporation by Reference; Acknowledgement of Recitals.  Borrower acknowledges the recitals set forth herein and the description of the Existing Event of Default set forth above are true and correct statements of fact, are incorporated herein, and form a substantive part of this Agreement.

2.           Definitions.  Capitalized terms used but not defined in this Agreement, including its preamble and recitals, shall have the meanings given to them in the Loan Agreement.

3.           Acknowledgment of Indebtedness.  Borrower hereby acknowledges and agrees that as of January 31, 2014, the outstanding principal balance under the Loan is: (a) One Million Eight Hundred Forty-Five Thousand Two Hundred Thirty-Eight Dollars and Nine Cents ($1,845,238.09), excluding all accrued and unpaid interest (of which $18,670.22 is due and payable February 1, 2014), fees and PFG expenses, and that such sum is due and owing without offset or defense.

4.           Ratification of Loan Documents; Further Assurances.

(a)           Borrower acknowledges and agrees that (i) each of the Loan Documents remain in full force and effect in accordance with the original terms, except as expressly modified hereby, (ii) the Liens granted by Borrower to PFG under the Loan Documents shall remain in place, unimpaired by the transactions contemplated by this Agreement, and PFG’s priority with respect thereto shall not be affected hereby or thereby, and (iii) the Loan Agreement and the other Loan Documents shall continue to secure all Obligations as stated therein except as expressly amended and modified by this Agreement and the Forbearance Documents (as hereinafter defined).

(b)           Borrower ratifies, reaffirms, restates and incorporates by reference all of its representations, warranties, covenants, and agreements made under the Loan Documents.

(c)           Borrower hereby ratifies, confirms, and reaffirms that the Obligations include, without limitation, the Loans, and any future modifications, amendments, substitutions or renewals thereof.

(d)           Borrower hereby agrees that this Agreement is the legal, valid and binding obligation of Borrower, enforceable against Borrower.

(e)           Borrower and PFG acknowledge that the Existing Event of Default are ongoing, existing and continuing Events of Default under the Loan Agreement.

(f)           Borrower and PFG confirm that neither party has heretofore waived or modified, and has not agreed to waive or modify, any term of the Loan Documents, and any actions that Borrower takes or fails to take (including the expenditure of any funds) is voluntary, informed and taken at its own risk.

(g)           Borrower shall, from and after the execution of this Agreement, execute and deliver to PFG whatever additional documents, instruments, and agreements that PFG may reasonably require in order to perfect the Collateral granted in the Loan Agreement more securely in PFG and to otherwise give effect to the terms and conditions of this Agreement.

5.           Forbearance Period.  Subject to Borrower’s strict compliance and performance with the terms of this Agreement and each Forbearance Document and so long as no Event of Default (other than the Existing Event of Default) or Termination Event occurs, PFG will forbear from enforcing its rights and remedies under the Loan Documents through February 28, 2014 (the “Forbearance Period”).  Except as expressly provided herein, this Agreement does not constitute a waiver or release by PFG of any Obligations or of any Event of Default which may arise in the future after the Effective Date.

6.           Termination.  The Forbearance Period shall terminate automatically and without notice to Borrower upon the occurrence of a Termination Event.

7.           Termination Events.  The occurrence of any one or more of the following events shall constitute a termination event (hereinafter, a “Termination Event”) under this Agreement:

(a)           The failure of Borrower to cause the PFG’s Obligations to be repaid as and when required by the Loan Agreement, it being expressly acknowledged and agreed that TIME IS OF THE ESSENCE.

(b)           The filing of a petition for relief by or against Borrower under the United States Bankruptcy Code.

(c)           The failure of Borrower to promptly, punctually, or faithfully perform any other term, condition, or covenant of this Agreement or any of the other documents executed and delivered in connection with this Agreement (the “Forbearance Documents”) as and when due, it being expressly acknowledged and agreed that TIME IS OF THE ESSENCE.

(d)           The occurrence of any further default or Event of Default (other than the Existing Event of Default) under the Loan Agreement, any other Loan Document or any Forbearance Document.

(e)           any recital, representation or warranty made herein, in any document Forbearance Document, or in any report, certificate, financial statement or other instrument or document previously, now or hereafter furnished by or on behalf of Borrower in connection with this Agreement or any Forbearance Document, shall prove to have been false, incomplete or misleading in any material respect on the date as of which it was made; and

(f)           a material impairment in the perfection or priority of PFG’s security interest in the Collateral or in the value of such Collateral taken as a whole occurs.

8.           Rights Upon Termination.  Upon the earlier of (i) the occurrence of any Termination Event or (ii) the expiration of the Forbearance Period, all of the Obligations shall, without notice or demand, become immediately due and payable in full and at the sole discretion of PFG and PFG shall be entitled to immediately pursue any and all remedies available under applicable law or pursuant to the Loan Documents.

9.           Conditions Precedent.  The effectiveness of this Agreement and the forbearance described herein is subject to the satisfaction of each of the following conditions precedent:

(a)           This Agreement and any Forbearance Document shall be executed by all parties and delivered to PFG; and

(b)           Borrower’s payment to PFG of a fully-earned and non-refundable forbearance fee in an amount equal to Ten Thousand Dollars ($10,000) and all legal fees and expenses of PFG shall have been paid in full, to the extent due in connection with the Existing Event of Default and the preparation, negotiation, execution and delivery of this Agreement and the Forbearance Documents.  Borrower hereby authorizes PFG to debit the deposit account maintained by Borrower with PFG for all such amounts.

(c)           Borrower’s delivery of an update to the Representations, if required to render the information set forth therein as delivered to PFG on the date of the Loan Agreement true, correct, accurate and complete as of the Effective Date of this Forbearance.

10.           Representations of Borrower.  Borrower warrants and represents to PFG as follows:

(a)           Borrower has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against PFG or any past, present or future agent, attorney, legal representative, predecessor-in-interest, affiliate, successor, assign, employee, director or officer of PFG, directly or indirectly, arising out of, based upon, or in any manner connected with, any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted, or began prior to the execution of this Agreement and accrued, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of the terms or conditions of the Loan Documents, or which directly or indirectly relate to or arise out of or in any manner are connected with any of the Loan Documents; TO THE EXTENT ANY SUCH DEFENSES, AFFIRMATIVE OR OTHERWISE, RIGHTS OF SETOFF, RIGHTS OF RECOUPMENT, CLAIMS, COUNTERCLAIMS, ACTIONS OR CAUSES OF ACTION EXIST OR EXTEND, SUCH DEFENSES, RIGHTS, CLAIMS, COUNTERCLAIMS, ACTIONS AND CAUSES OF ACTION ARE HEREBY FOREVER WAIVED, DISCHARGED AND RELEASED.

(b)           Borrower has freely and voluntarily entered into this Agreement after an adequate opportunity and sufficient period of time to review, analyze and discuss all terms and conditions of this Agreement and all factual and legal matters relevant hereto with counsel freely and independently chosen by it.  Borrower further acknowledges that it has actively and with full understanding participated in the negotiation of this Agreement after consultation and review with its counsel and that this Agreement has been negotiated, prepared and executed without fraud, duress, undue influence or coercion of any kind or nature whatsoever having been exerted by or imposed upon any party to this Agreement.

(c)           As of the Effective Date, except as disclosed in the Representations, there are no actions or proceedings pending or, to the knowledge of any Responsible Officer, threatened in writing by or against Borrower or any of its Subsidiaries involving more than any single claim of $50,000 or more, or involving $100,000 or more in the aggregate.

(d)           There is no statute, rule, regulation, order or judgment, no charter, by-law or preference stock provision with respect Borrower, and no provision of any material agreement binding on Borrower or any of its properties which would prohibit or cause a default under or in any way prevent the execution, delivery, performance, compliance or observance of any of the terms or conditions of this Agreement.

(e)           Borrower has not voluntarily or involuntarily, granted any Liens to any creditor not previously disclosed to PFG in writing on or before the Effective Date or taken any action or failed to take any action which could or would impair, change, jeopardize or otherwise adversely affect the priority, perfection, validity or enforceability of any Liens securing all or any portion of the Obligations or the priority or validity of PFG’s claims with respect to the Obligations relative to any other creditor of Borrower, subject only to Permitted Liens that are permitted pursuant to the terms of the Loan Agreement to have superior priority to PFG’s Lien under the Loan Agreement.

(f)           Borrower has the corporate power and authority to enter into and perform its obligations under this Agreement and the Forbearance Documents, and the execution and delivery of this Agreement and the other Forbearance Documents by Borrower and the consummation by Borrower of the transactions contemplated hereby and thereby and performance of their obligations hereunder and thereunder have been duly authorized.

(g)           This Agreement and each of the Loan Documents to which Borrower is a party constitutes the valid, binding and enforceable obligation of Borrower, enforceable against Borrower in accordance with the terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and by general principles of equity.

11.           Reimbursement of Costs and Expenses.  Borrower shall reimburse PFG for any and all reasonable costs, expenses, and costs of collection (including reasonable attorneys’ fees, expenses, audit fees, and appraisal fees) heretofore or hereafter incurred by PFG in connection with this Agreement and with the protection, preservation, and enforcement by PFG of its rights and remedies.  Borrower hereby authorizes and directs PFG to debit Borrower’s deposit account maintained at PFG for all such fees and expenses.

12.           Non-Interference.  From and after the expiration or termination of the Forbearance Period, Borrower agrees not to interfere with the exercise by PFG of any of its rights and remedies.  Borrower further agrees that it shall not seek to distrain or otherwise hinder, delay, or impair PFG’s efforts to realize upon the Collateral, or otherwise to enforce its rights and remedies pursuant to the Loan Documents.  The provisions of this Section 12 shall be specifically enforceable by PFG.

13.           RELEASE OF CLAIMS.  FOR AND IN CONSIDERATION OF PFG’S AGREEMENTS CONTAINED HEREIN, BORROWER, TOGETHER WITH ITS, SUCCESSORS AND ASSIGNS (INDIVIDUALLY AND COLLECTIVELY, “RELEASORS”) HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER WAIVES AND DISCHARGES PFG AND EACH OF ITS RESPECTIVE PARENTS, DIVISIONS, SUBSIDIARIES, AFFILIATES, MEMBERS, MANAGERS, PARTICIPANTS, PREDECESSORS, SUCCESSORS, AND ASSIGNS, AND EACH OF THEIR RESPECTIVE CURRENT AND FORMER DIRECTORS, OFFICERS, SHAREHOLDERS, MEMBERS, MANAGERS, PARTNERS, AGENTS, AND EMPLOYEES, AND EACH OF THEIR RESPECTIVE PREDECESSORS, SUCCESSORS, HEIRS, AND ASSIGNS (INDIVIDUALLY AND COLLECTIVELY, THE “RELEASED PARTIES”) FROM ALL POSSIBLE CLAIMS, COUNTERCLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES AND LIABILITIES WHATSOEVER, WHETHER KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT OR CONDITIONAL, OR AT LAW OR IN EQUITY, IN ANY CASE ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE EFFECTIVE DATE THAT ANY OF THE RELEASORS MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES, IF ANY, IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, INCLUDING WITHOUT LIMITATION ARISING DIRECTLY OR INDIRECTLY FROM THE LAWSUIT, ANY PRIOR OR EXISTING LOANS BETWEEN RELEASORS AND RELEASED PARTIES, ANY OF THE LOAN DOCUMENTS, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER ANY OF THE LOAN DOCUMENTS, AND/OR NEGOTIATION FOR AND EXECUTION OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE.  EACH OF THE RELEASORS WAIVES THE BENEFITS OF ANY LAW INCLUDING SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH MAY PROVIDE IN SUBSTANCE: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY IT MUST HAVE MATERIALLY AFFECTED ITS SETTLEMENT WITH THE DEBTOR.” EACH OF THE RELEASORS UNDERSTANDS THAT THE FACTS WHICH IT BELIEVES TO BE TRUE AT THE TIME OF MAKING THE RELEASE PROVIDED FOR HEREIN MAY LATER TURN OUT TO BE DIFFERENT THAN IT NOW BELIEVES, AND THAT INFORMATION WHICH IS NOT NOW KNOWN OR SUSPECTED MAY LATER BE DISCOVERED.  EACH OF THE RELEASORS ACCEPTS THIS POSSIBILITY, AND EACH OF THEM ASSUMES THE RISK OF THE FACTS TURNING OUT TO BE DIFFERENT AND NEW INFORMATION BEING DISCOVERED; AND EACH OF THEM FURTHER AGREES THAT THE RELEASE PROVIDED FOR HEREIN SHALL IN ALL RESPECTS CONTINUE TO BE EFFECTIVE AND NOT SUBJECT TO TERMINATION OR RESCISSION BECAUSE OF ANY DIFFERENCE IN SUCH FACTS OR ANY NEW INFORMATION.

By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever.  Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by PFG with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release.  Borrower acknowledges that the release contained herein constitutes a material inducement to PFG to enter into this Agreement, and that PFG would not have done so but for PFG’s expectation that such release is valid and enforceable in all events.

Borrower hereby represents and warrants to PFG, and PFG is relying thereon, as follows:

(a)           Except as expressly stated in this Agreement, neither PFG nor any agent, employee or representative of PFG has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Agreement.

(b)           Borrower has made such investigation of the facts pertaining to this Agreement and all of the matters appertaining thereto, as it deems necessary.

(c)           The terms of this Agreement are contractual and not a mere recital.

(d)           This Agreement has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Agreement is signed freely, and without duress, by Borrower.

(e)           Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released.  Borrower shall indemnify PFG, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

14.           Amendment of Loan Agreement. Section 8.21 of the Loan Agreement shall be deemed amended by Section 15 hereof.

15.           JURY TRIAL.  BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY RELATED AGREEMENT OR (II) IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS EVIDENCED HEREBY OR THEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND BORROWER HEREBY AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT BORROWER OR PFG MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 15 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court.  The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive.  The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers.  All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed.  If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief.  The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings.  The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings.  The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge.  The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a).  Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies.  The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

16.           Power of Attorney.  Borrower irrevocably appoints PFG as its lawful attorney to, after the expiration or termination of the Forbearance Period, exercisable upon the occurrence and during the continuance of an Event of Default:  (i) endorse Borrower’s name on any checks or other forms of payment or security; (ii) sign Borrower’s name on any invoice or bill of lading for any Accounts or drafts against Account Debtors, (iii) transfer the Collateral into the name of PFG or a third party as the Code permits; and (iv) take such other actions as PFG deems necessary to carry out the intent of this Agreement and the Forbearance Documents.  PFG may exercise the power of attorney to sign Borrower’s name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether a default has occurred under this Agreement or any of the Loan Documents.  PFG’s appointment as Borrower’s attorney in fact, and all of PFG’s rights and powers, coupled with an interest, are irrevocable until the Obligations have been fully repaid and performed and PFG’s obligation to provide any extension of credit to Borrower under the Loan Documents have been  terminated.

17.           Entire Agreement.  This Agreement shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of PFG and its respective successors and assigns.  This Agreement and all documents, instruments, and agreements executed in connection herewith incorporate all of the discussions and negotiations between Borrower and PFG, either expressed or implied, concerning the matters included herein and in such other documents, instruments and agreements, any statute, custom, or usage to the contrary notwithstanding.  No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof.  No modification, amendment, or waiver of any provision of this Agreement, or any provision of any other document, instrument, or agreement between Borrower and PFG shall be effective unless executed in writing by the party to be charged with such modification, amendment, or waiver, and if such party be PFG, then by a duly authorized officer thereof.

18.           Advice of Counsel.  The PFG and Borrower have prepared this Agreement and all documents, instruments, and agreements incidental hereto with the aid and assistance of their respective counsel.  Accordingly, all of them shall be deemed to have been drafted by the PFG and Borrower and shall not be construed against the PFG or Borrower.

19.           Illegality or Unenforceability.  Any determination that any provision or application of this Agreement is invalid, illegal, or unenforceable in any respect, or in any instance, shall not affect the validity, legality, or enforceability of any such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

20.           Consistent Changes; Conflicts.  The Loan Documents are hereby amended wherever necessary to reflect the changes described above.  To the extent any term or provision herein conflicts with any term or provision contained in any of the Loan Documents, the term or provision provided for herein shall control.

21.           Continuing Validity.  Borrower understands and agrees that in entering into this Agreement, PFG is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Loan Documents.  Except as expressly modified pursuant to this Agreement, the terms of the Loan Documents remain unchanged and in full force and effect.  PFG’s agreement to modifications to the existing Loan Agreement pursuant to this Agreement in no way shall obligate PFG to make any future modifications to the Loan Agreement.  Nothing in this Agreement shall constitute a satisfaction of the Obligations.  It is the intention of PFG and Borrower to retain as liable parties all makers and endorsers of Loan Documents, unless the party is expressly released by PFG in writing.  No maker, endorser, or guarantor will be released by virtue of this Agreement.  The terms of this Section 26 apply not only to this Agreement, but also to all subsequent loan modification agreements.

22.           No Waiver.  This Agreement is not applicable to any Event of Default under any Loan Document whether arising before or after the Effective Date or as a result of the transactions contemplated hereby other than the Existing Event of Default.

23.           Reservation of Rights.  PFG hereby reserves all rights and remedies under the Loan Documents and Forbearance Documents, at law, in equity or otherwise including, without limitation, the right upon a Termination Event or the expiration of the Forbearance Period, to immediately (i) foreclose on any Collateral securing the Loans and (ii) exercise any and all other remedies available under the Loan Documents, the Forbearance Documents or applicable law.  The failure of PFG to exercise all or any of its rights or remedies at any time shall not constitute a waiver of any other right or remedy, nor shall this Agreement constitute a waiver of the Existing Event of Default or any other Event of Default under the Loan Documents or the Forbearance Documents.

24.           Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the heirs, successors, and permitted assigns of the parties.

25.           Governing Law and Jurisdiction.  This Agreement shall be construed and enforced in accordance with the terms of the laws of the State of California without regard to its conflicts of laws principles.  If any provision of this Agreement is not enforceable, the remaining provisions of the Agreement shall be enforced in accordance with their terms.  Borrower, and PFG represent and warrant to each other that each is duly authorized to execute and deliver this Agreement on their respective behalves.

26.           Counterparts.  This Agreement may be executed in two or more counterparts each of which shall constitute an original and all of which shall, when taken together, constitute one and the same agreement, notwithstanding that all parties may not have signed all counterparts of this Agreement.

[Signatures Appear on the Following Page]

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IN WITNESS WHEREOF, the parties hereto have executed, or caused this Forbearance Agreement to be executed by the respective officer or authorized signatory thereunto duly authorized, as of the date first written above.

Borrower: ADVANCED PHOTONIX, INC. By_______________________________ President or Vice President By_______________________________ Secretary or Ass't Secretary	PFG: PARTNERS FOR GROWTH III, L.P. By_______________________________ Name: ___________________________ Title: Manager, Partners for Growth III, LLC Its General Partner

Borrower: PICOMETRIX, LLC By_______________________________ President Name ____________________________
Richard D. Kurtz